                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              WSFS FINANCIAL CORP.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000

                                                                March 20, 1998

Dear Stockholder:

         I am pleased to invite you to attend the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company"), to be held at The DuPont Country Club, Crystal Ballroom, 1001 Rockland Road, Wilmington, Delaware 19803, on Thursday, April 23, 1998 at 4:00 p.m. At this meeting, stockholders will be asked to consider a proposal to re-elect directors whose terms are expiring.

         Your vote is important regardless of how many shares of Company stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each account. Please sign and return each card since each represents a separate number of shares. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,


                                                 /S/ Marvin N. Schoenhals
                                                 ---------------------------
                                                     Marvin N. Schoenhals
                                                     Chairman, President and
                                                     Chief Executive Officer

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on April 23, 1998

To the Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company") will be held at The DuPont Country Club, Crystal Ballroom, 1001 Rockland Road, Wilmington, Delaware 19803 on Thursday, April 23, 1998, at 4:00 p.m., for the purpose of considering and acting upon the following:

         1.       Election of three directors for terms of three years each.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's main office during the ten days prior to the Annual Meeting.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting.

                                      By Order of the Board of Directors,

                                  /s/ R. William Abbott
                                  ---------------------------------------------
                                      R. William Abbott
                                      Executive Vice President, Chief Financial
                                      Officer, Treasurer & Secretary

March 20, 1998

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1998

         This Proxy Statement and the accompanying proxy card are being furnished to stockholders of WSFS Financial Corporation (the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 23, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 20, 1998.

                       VOTING AND REVOCABILITY OF PROXIES

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors as set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present.

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and any adjournments or postponements thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on the proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). The close of business on March 9, 1998 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had outstanding 12,464,479 shares of Common Stock, the holders of which are entitled to one vote for each share of Common Stock held except in elections of directors, in which holders have cumulative voting rights.

Stock Ownership of Certain Beneficial Owners

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to those persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Company's Common Stock outstanding at the Record Date.

                                                    Amount and Nature
                                                      of Beneficial          Percent
Name                                                  Ownership (1)          of Class
-------------------------------------------------------------------------------------
John W. Rollins, Sr. (2)                           1,476,643 shares           11.85%
Wellington Management Company, LLP (3)               975,900 shares            7.83%
Fidelity Management & Research Company (4)           708,500 shares            5.68%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting power over the shares of the Common Stock.

(2) John W. Rollins, Sr. owns 1,186,743 shares of Common Stock individually and has sole voting and investment power with respect to these shares. The amount shown in the table includes 130,000 shares owned by a company which is wholly-owned by Mr. Rollins and 159,900 shares of Common Stock owned by his wife, Michele M. Rollins, a director of the Company, who has sole voting and investment power with respect to the 159,900 shares. Mr. and Mrs. Rollins have entered into an agreement with the Office of Thrift Supervision of the U.S. Department of the Treasury ("OTS") for the purpose of rebutting the regulatory presumption that they would be in control of the Company by virtue of their ownership of more than 10% of the Company's outstanding stock (the "Rebuttal Agreement"). The Rebuttal Agreement limits Mr. and Mrs. Rollins to one representative on the Board of Directors (which representative may not be the chairman of the board or president of the Company) and one additional representative who may attend meetings of the board of directors but may not vote therein or function as a director; prohibits them from engaging in intercompany transactions with the Company or its affiliates; limits their ability to engage in proxy solicitations; and prevents them from attempting to influence management policies or business operations of the Company except as incident to their performance of their duties as a director. Under OTS regulations, Mr. and Mrs. Rollins cannot take any of the foregoing actions or increase their ownership above 25% without an additional filing with the OTS. The address of Mr. Rollins is One Rollins Plaza, Post Office Box 1026, Wilmington, Delaware 19899.

(3) The address of Wellington Management Company, LLP is 75 State Street, Boston Massachusetts 02109.

(4) The address of Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The number of directors is currently fixed at nine members. The Board of Directors is divided into three classes. The members of each class are elected for a term of three years and until their successors are elected and qualified; provided that in the event the number of directors has been increased during the preceding year and such new directorships have been filled by action of the Board of Directors, the terms of those newly appointed directors expire at the annual meeting when the class to which they have been elected expires. Each of the current members of the Board of Directors of the Company also serves on the Board of Directors of the Company's principal subsidiary, Wilmington Savings Fund Society, Federal Savings Bank ("WSFS" or the "Bank"). In accordance with the Delaware General Corporation Law, directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting.

         Pursuant to the Certificate of Incorporation, every stockholder voting for the election of directors is entitled to cumulate his votes by multiplying his shares times the number of directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of the nominees being voted on at the Annual Meeting. The Board of Directors intends to vote the proxies solicited by it equally among the three nominees for the Board of Directors. Stockholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. Unless otherwise specified in the proxy, however, the right is reserved, in the sole discretion of the Board of Directors, to distribute votes among some or all of the nominees of the Board of Directors in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

         At the Annual Meeting, three directors will be elected for terms of three years each and until their successors have been elected and qualified. The Board of Directors has nominated Thomas P. Preston, Marvin N. Schoenhals and R. Ted Weschler, all of whom are currently directors, for election as directors at the Annual Meeting. If any nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the number of authorized directors to eliminate the vacancy.

Directors and Nominees

         The following table sets forth for each nominee and each director continuing in office, his or her name, age (as of December 31, 1997), year first elected as a director of WSFS, year of expiration of his or her current term as a director of the Company, his or her principal occupation for at least the last five years and his or her directorships in other subsidiaries of the Company and in other companies:

                               Year First         Current
                                Elected            Term
                                Director            to
Name                    Age     of WSFS           Expire         Principal Occupation                Directorship(s)
-------------------------------------------------------------------------------------------------------------------
                                                 NOMINEES FOR A TERM TO EXPIRE IN 2001


Thomas P. Preston       51        1990             1998      Partner, Duane, Morris &               WSFS; Wood Royalty
                                                             Heckscher (law firm)                   Management Company

Marvin N. Schoenhals    50        1990             1998      Chairman of WSFS Financial             WSFS, Star States Development
                                                             Corporation since 1992; President      Company, WSFS Credit
                                                             and Chief Executive Officer of
                                                             Corporation, WSFS Financial            838 Investment Group, Inc.,
                                                             Corporation since November 1990        Community Credit Corporation,
                                                                                                    Federal Home Loan Bank of
                                                                                                    Pittsburgh

R. Ted Weschler         36        1992             1998      Since 1990, Executive Officer -        WSFS, Star States Development
                                                             Quad-C, Inc., a Delaware corporation   Company, Deerfield Healthcare
                                                             which commenced operations in 1990     Corporation, Collins & Aikman
                                                             and acts as the general partner        Floorcoverings, Inc.
                                                             for several investment partnerships

                                                     DIRECTORS CONTINUING IN OFFICE

Charles G. Cheleden     54        1990             1999      October 1992 to present: Vice          WSFS, Star States Development
                                                             Chairman of WSFS Financial             Company
                                                             Corporation; August 1990 to
                                                             October 1992: Chairman WSFS
                                                             Financial Corporation;
                                                             January 1990 to present:
                                                             self-employed (i) consultant to
                                                             banks and thrifts, and (ii) attorney

Joseph R. Julian        60        1983             1999      President,                             WSFS, James Julian, Inc.
                                                             James Julian, Inc.
                                                             (highway construction company)

Dale E. Wolf            73        1993             1999      Since February 1998, Vice              WSFS, WSFS Credit Corp.,
                                                             Chairman, WSFS Financial               Harmony Products, Inc.,
                                                             Corporation;                           Daynell International, LLC;
                                                             Since 1993, Senior International       Auxein Corporation; DCV, Inc.
                                                             Consultant, Mezullo and McCandlish
                                                             (law firm); 1989-1993, Lieutenant
                                                             Governor/Governor of the State of
                                                             Delaware

                               Year First         Current
                                Elected            Term
                                Director            to
Name                    Age     of WSFS           Expire         Principal Occupation                Directorship(s)
-------------------------------------------------------------------------------------------------------------------
David E. Hollowell      50        1997             2000      Executive Vice President,              WSFS
                                                             University of Delaware

Michele M. Rollins      52        1992             2000      President, Rollins Jamaica, LTD        WSFS
                                                             (real estate development holding
                                                             company)

Claibourne D. Smith     59        1994             2000      Vice President, Technology and         WSFS, Community Credit
                                                             Professional Development, E.I.         Corporation
                                                             duPont de Nemours & Company,
                                                             Incorporated (multinational
                                                             chemical company)

Stock Ownership of Management

         The following table sets forth, as of the Record Date, the amount of Common Stock beneficially owned by the Company's directors, by each executive officer, including those named in the Summary Compensation Table, and by all directors and executive officers as a group:


                                           Amount and Nature
                                            of Beneficial           Percent
Name                                        Ownership (1)         of Class (2)
-------------------------------------------------------------------------------

Charles G. Cheleden (3)                      24,600 shares              *
David E. Hollowell                            4,500 shares              *
Joseph R. Julian (4)                         59,676 shares              *
Thomas P. Preston                             1,500 shares              *
Michele M. Rollins (5)                    1,476,643 shares             11.71%
Marvin N. Schoenhals (6)                    229,622 shares              1.82%
Claibourne D. Smith                             800 shares              *
R. Ted Weschler                               8,311 shares              *
Dale E. Wolf                                 22,140 shares              *
R. William Abbott (7)                        44,631 shares              *
Karl L. Johnston (8)                          1,800 shares              *
Patricia A. Muldoon (9)                      36,667 shares              *
Joseph M. Murphy (10)                        14,536 shares              *
Thomas E. Stevenson (11)                      2,392 shares              *
Directors and executive officers
  as a group (14 persons)                 1,927,818 shares             15.30%

*        Less than 1.0%.
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock over which he or she has or shares voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Other than as noted below, all persons shown in the table above have sole voting and investment power, except that the following directors and executive officers held the following numbers of shares jointly with their respective spouses: Mr. Cheleden, 16,500 shares; Mr. Hollowell, 4,500 shares; Mr. Julian, 59,176 shares; Mr. Schoenhals, 11,970 shares; and Mr. Johnston, 1,500 shares.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) The amount shown includes 18,700 shares of Common Stock held in an Individual Retirement Account ("IRA"), 2,200 shares of Common Stock which are held in an IRA for Mr. Cheleden's wife, 800 shares held as custodian for his children and 2,900 shares of Common Stock held as trustee of a trust of which Mr. Cheleden's children are beneficiaries.
(4) Mr. Julian is a beneficiary (but not a trustee) of a trust which holds 117,135 shares of Common Stock not shown in this table. Mr. Julian disclaims beneficial ownership of these shares.
(5) The amount shown includes 1,316,743 shares of Common Stock owned by Mrs. Rollins' spouse, John W. Rollins, Sr., and by a company wholly-owned by John W. Rollins. Mr. Rollins has sole voting and investment power with respect to these shares.
         Michele M. Rollins disclaims beneficial ownership of these shares.
(6) The amount shown includes 24,950 shares of Common Stock held in Mr. Schoenhals' account in the Company's 401(k) Plan, 98,925 shares of Common Stock that may be acquired through options granted under the Company's Stock Option Plans, all of which were exercisable as of the Record Date, and 5,500 shares of Common Stock held by his wife in an Individual Retirement Account.
         The amount does not include 5,970 shares of Common Stock held by his mother.
(7) The amount shown includes 11,991 shares of Common Stock held in Mr. Abbott's account in the Company's 401(k) Plan.
(8)      The amount shown includes 300 shares owned by Mr. Johnston's son.
(9) The amount shown includes 6,667 shares of Common Stock held in Ms. Muldoon's account in the Company's 401(k) Plan. The amount also includes 30,000 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.
(10) Includes 11,256 shares of Common Stock held in Mr. Murphy's account in the Company's 401(k) Plan. The amount also includes 3,200 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.
(11) Includes 52 shares of Common Stock held in Mr. Stevenson's account in the Company's 401(k) Plan. The amount also includes 2,340 shares of Common Stock that may be acquired through the exercise of options granted under the Stock Option Plans, all of which are exercisable as of the Record Date.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and its committees. During the year ended December 31, 1997, the Board of Directors held 12 meetings. No directors other than Mr. Julian and Mrs. Rollins attended fewer than 75% of the total aggregate meetings of the Board of Directors and committees on which such Board member served during this period.

         A list of the Committees of the Board of Directors and a general description of their respective duties follows:

         Executive Committee. The Executive Committee generally meets one time each month and as needed, and exercises the powers of the Board of Directors between meetings of the Board. The Executive Committee is presently composed of Marvin N. Schoenhals, Chairman, Charles G. Cheleden, Thomas P. Preston, Michele
M. Rollins and R. Ted Weschler. The Executive Committee met 11 times during
1997.

         Audit Committee. The Audit Committee is composed of directors who are not officers of the Company and oversees the audit program of the Company and subsidiaries. This Committee reviews the examination reports of federal regulatory agencies as well as reports of the internal auditors and independent auditors. The Committee meets with the head of the Audit Department and representatives of the Company's independent auditors, with and without representatives of management present, to review accounting and auditing matters, including an annual review of risk analysis and the associated audit plan. The appointment of the independent auditors is made by the Board of Directors upon the recommendation of the Audit Committee. Present members of the Committee are Thomas P. Preston, Chairman, David E. Hollowell, Joseph R. Julian and Claibourne D. Smith. The Audit Committee meets at least quarterly and met four times during fiscal year 1997.

         Nominating Committee. The Nominating Committee consists of the entire Board of Directors and considers candidates for nomination for election as directors. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures set forth in the Bylaws of the Company. The Committee did not meet during 1997.

         Personnel and Compensation Committee. The Personnel and Compensation Committee is composed of directors who are not officers of the Company. The Personnel and Compensation Committee reviews and recommends for approval of the Board of Directors the compensation and benefits of the executive officers, broad guidelines for the salary and benefits administration for other officers and employees, and the compensation of directors. In addition, the Personnel Committee is responsible for the administration of the Stock Option Plans and the executive incentive plans, including recommendations to the Board of Directors for awards under such plans. Present members of the Personnel Committee are Dale E. Wolf, Chairman, Charles G. Cheleden, David E. Hollowell, Joseph R.
Julian and R. Ted Weschler. The Committee met three times during 1997.

Directors' Compensation

         During 1997 each non-employee director received an annual retainer of $5,000. Each director also received $600 for each Board meeting attended. Chairpersons of board committees or subsidiary boards received an additional $1,000 annual retainer and each member of a committee or subsidiary board received $400 for each meeting attended. As Vice Chairman of the Company, Mr. Cheleden received a fee of $1,650 per month from January 1997 through June 1997 and $1,400 per month from July 1997 through December 1997 to compensate him for his continuing advice and service to the Company.

         Beginning in 1998, as part of their annual retainer, Board members now receive 500 shares of the Company's common stock each year, as well as $9,000 in cash. Attendance fees for Board members have been eliminated. Committee fees, including chairperson retainers, remain the same as in 1997.

         Mr. Schoenhals as Chairman, President and Chief Executive Officer does not receive director fees.

Executive Officers

         Marvin N. Schoenhals, age 50, has served as President and Chief Executive Officer of the Company since November 1990 and was elected Chairman in October 1992. Prior to joining the Company, Mr. Schoenhals was President and Chief Executive Officer of Peoples Savings Bank of Monroe, Michigan from April 1988 until January 1990. From April 1987 until October 1987, Mr. Schoenhals was President and Chief Executive Officer of Sterling Savings Bank, Southfield, Michigan. Prior to that, Mr. Schoenhals held various management positions at Old Kent Financial Corporation, a bank holding company located in Grand Rapids, Michigan from 1974 to 1987. In February 1997, Mr. Schoenhals was elected to the Board of Directors of the Federal Home Loan Bank of Pittsburgh.

         R. William Abbott, age 57, has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary since April 1993. Prior to joining the Company, Mr. Abbott was Senior Vice President at Transohio Federal Savings Bank in Cleveland, Ohio from 1992 until March 1993. During 1990 and 1991, Mr. Abbott was a financial consultant for banks and thrifts. Mr. Abbott served as Executive Vice President and Chief Financial Officer for Broadview Federal Savings Bank from November 1984 until May 1990 when it was merged into Charter One Savings Bank, Cleveland, Ohio. Mr. Abbott also serves as a Director of Star States Development Company and WSFS Credit Corporation.

         Karl L. Johnston, age 49, joined the Bank as Executive Vice President, Chief Lending Officer in May 1997. Mr. Johnston has over 27 years of banking experience in the Bank's local market area. Prior to joining the Bank, Mr. Johnston spent his entire 27 year banking career at the Delaware Trust Company (which recently became CoreStates Bank as a result of a 1996 merger). With CoreStates, he was a Senior Vice President responsible for middle market business relationships for the state of Delaware, Delaware County, Pennsylvania and northern Maryland and Virginia. Previous to the merger with CoreStates, he was Executive Vice President and Commercial Banking Group executive for Delaware Trust.

         Patricia A. Muldoon, age 58, has served as Senior and Executive Vice President in the Commercial Services Division since March 1, 1995. From September 1992 until February 1995, Ms. Muldoon served as Senior Vice President of the Special Asset Management Group and the Commercial Services Division of the Company. Ms. Muldoon joined the Company in January 1991 as Senior Vice President of the Special Asset Management Group. Prior to assuming this responsibility, Ms. Muldoon provided consulting services to financial institutions for problem loans. Ms. Muldoon was employed by Equimark Corporation, a bank holding company headquartered in Pittsburgh, Pennsylvania, from March 1985 to May 1990, most recently holding the position of Executive Vice President, Manager of Corporate Assets (Problem Loans).

         Joseph M. Murphy, age 55, joined the Bank as Executive Vice President, Retail Banking in December 1996. Mr. Murphy has over 20 years of experience in retail banking. Prior to joining WSFS, Mr. Murphy had been a Regional President of Centerbank, a Waterbury, Connecticut savings bank, since 1995, after having served as the Chairman and President of Center Capital Corp., Avon, Connecticut, an equipment leasing subsidiary of Centerbank, since 1990. Mr. Murphy also serves as president of Community Credit Corporation and an Officer of 838 Investment Group, Inc.

         Thomas E. Stevenson, age 45, has served as Executive Vice President, Chief Information Officer of the Bank since October 1996. Mr. Stevenson has worked in the field of banking and technology for over 20 years, most recently with Electronic Payment Services, Inc., a provider of electronic funds transfer services, where he had served as Quality Assurance Manager since 1994 and as Vice President of Operations for one of its predecessors from 1990 to 1994.

Personnel and Compensation Committee Report on Executive Compensation

         Overview and Philosophy. The Company's executive compensation program is administered by the Personnel and Compensation Committee (the "Personnel Committee") of the Board of Directors. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding compensation of the Chief Executive Officer and reviewing and approving the compensation paid to other executive officers of the Company listed in the "Summary Compensation Table" that follows this report (the "Named Executive Officers"). The committee also administers stock option and incentive plans and assures compliance with Rule 16b-3 of the Exchange Act.

         The objective of the compensation program is to establish levels of compensation sufficient to attract and retain highly qualified and motivated executives. The program also seeks to align the interests of the Company's executive management with those of stockholders through the use of incentive based compensation for specific performance based criteria and stock based compensation for long-term stockholder value.

         Compensation Program Elements. The Company's executive compensation program consists of base salaries, a short-term cash incentive plan, a stock option plan and miscellaneous other fringe benefits.

                  Base Salary. Base salary levels are determined by the Committee with reference to corporate and individual performance in relation to strategic goals established each year, competitive market trends and special circumstances particular to the Company's staffing needs. In determining base salaries, the committee refers to data obtained from nationally recognized compensation surveys as well as information from similar sized banks and thrifts in the Mid-Atlantic region.

                  Short-Term Incentive Plan. In 1994, the Personnel Committee of the Board of Directors approved a Management Incentive Plan (MIP) designed to reward the accomplishment of specific annual financial objectives. These objectives for 1997 were profitability, capitalization and reductions in nonperforming asset levels. Plan participants include members of management as designated from time-to-time by the Committee. A "bonus pool" is established under the MIP each year. The pool size is generally considered to equal 20% of the growth in pretax earnings. Final determination of the "bonus pool," is subject to adjustment by the Committee based upon the nature and the quality of pretax earnings.

                  Individual awards are earned for successfully completing agreed-upon objectives as well as the individual's contribution to the Company's financial performance. All of the "Named Executive Officers" (including the CEO) are eligible to receive such awards. Total awards accrued under the MIP in 1997 were approximately $1,100,000. Such awards, however, may not be paid unless the levels of nonperforming assets are 2% or less of total consolidated assets. All awards under the MIP are paid in cash and have been paid since nonperforming asset levels were less than 2% of total assets at December 31, 1997.

                  Stock Options and SARs. As a performance incentive and to encourage ownership of the Common Stock and further align the interests of management and stockholders, the Committee has issued stock options and stock appreciation rights (SARs) under the 1986 and 1997 Stock Option Plans ("Stock Option Plans"). The 1986 Stock Option Plan expired in November 1996. The Committee issued 78,700 stock options in 1997 under the 1997 Stock Option Plan. The Committee periodically reviews and awards stock options and/or SARs to management based on factors it deems important; however, the Committee does not intend to issue awards on an annual basis.

         Compensation of the Chief Executive Officer. For fiscal year 1997, Mr. Schoenhals earned $260,400 in base salary. Mr. Schoenhals' base salary has been set at that level for the past four fiscal years reflecting the desire of the Personnel Committee and Mr. Schoenhals to base a greater portion of his compensation on awards under the Company's performance-based incentive programs. In this regard, Mr. Schoenhals earned a $202,000 bonus for fiscal year 1997 under the MIP which bonus was paid after the end of the fiscal year. As described above, the size of the MIP bonus pool is generally set as a percentage of the Company's growth in pre-tax earnings during the year. The bonus awarded to Mr. Schoenhals under the MIP reflects the Company's achievement of specific financial goals for the 1997 fiscal year as well as the Personnel Committee's assessment of Mr. Schoenhals' contribution to the achievement of those goals. Factors considered by the Personnel Committee in assessing Mr. Schoenhals' contribution included his leadership role in formulating and executing the Company's business strategy. In addition to the foregoing cash compensation, Mr. Schoenhals was awarded options to purchase 16,600 shares of the Common Stock under the 1997 Stock Option Plan, representing 21.1% of the options granted to employees during the year. The foregoing options vest and become exercisable at the rate 20% per annum beginning one year after the date of grant. The Personnel Committee believes that the grant of options will, among other things, create additional incentive to create long-term value for stockholders.

         Compensation Committee Interlock and Insider Participation. During fiscal year 1997, no members of the Personnel Committee were considered insiders nor were there any interlocking relationships or relationships with the Company other than as disclosed in the "Business Relationships and Related Transactions" section of this Proxy Statement.

                           Dale E. Wolf, Chairman
                           Charles G. Cheleden
                           David E. Hollowell
                           Joseph R. Julian
                           R. Ted Weschler
                           (Members of the Personnel and Compensation Committee)

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph and table which follow show the cumulative total return on the common stock of the Company over the last five years compared with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Savings & Loan Associations Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1992, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1992 in the Common Stock of the Company and in each of the indexes.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1992 through December 31, 1997


800 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
700 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                      *  |
    |                                                                         |
600 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
500 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
400 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                          *              |
    |                                                                      +  |
300 |-------------------------------------------*-----------------------------|
    |                                                                         |
    |                                                                      @  |
    |                                                                         |
200 |-------------------------------------------------------------------------|
    |                                                        @+               |
    |                                          @+                             |
    |              *                                                          |
    |                             *                                           |
    |               @             @                                           |
100 |*@+-------------+--------------------------------------------------------|
    |                             +                                           |
    |                                                                         |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
      1992         1993          1994          1995          1996         1997


---------------------------------------------------------------------------------------------------------------
                                                      1992       1993      1994       1995      1996       1997
---------------------------------------------------------------------------------------------------------------
WSFS Financial Corporation                  *         $100       $140      $121       $300      $340       $667

Dow Jones Equity Market Index               @          100        110       111        153       189        252

Dow Jones Savings & Loan Associations Index +          100        104         91       151       188        329
---------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the years ended December 31, 1997, 1996 and 1995 for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000 (herein referred to as "Named Executive Officers").

                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards
                                            Annual Compensation                      ------
                                     ---------------------------------------       Securities
Name and                                                     Other Annual          Underlying          All Other
Principal Position           Year    Salary       Bonus(1)   Compensation(2)     Options/SARs(3)    Compensation(4)
------------------           ----    ------       --------   ---------------     ---------------    ---------------
Marvin N. Schoenhals         1997   $260,400      $202,000       $  --              16,600            $ 12,146
Chairman of the Board,       1996    260,400       362,000          --              32,600               9,632
President and Chief          1995    260,400       251,000          --                  --              16,166
Executive Officer

R. William Abbott            1997    141,168        96,000          --               6,800              11,240
Executive Vice President,    1996    141,168       141,000          --              13,200               8,572
Chief Financial Officer,     1995    140,707        91,000          --                  --              14,568
Treasurer and Secretary

Patricia A. Muldoon          1997    131,300        62,000          --               5,000              10,286
Senior Vice President,       1996    131,083       124,000          --                  --               8,108
Commercial Services          1995    129,183        94,000          --                  --              13,757

Joseph M. Murphy (5)         1997    160,000        75,000          --               7,700                  --
Executive Vice President,    1996      6,667        20,000          --              16,400                  --
Retail Banking

Thomas E. Stevenson (5)      1997    125,000        86,000          --               7,600               1,689
Executive Vice President,    1996     28,205        20,000          --              11,700                  --
Chief Information Officer

(1) For each fiscal year, includes bonuses earned but not paid until the following fiscal year under the Company's Short-Term Incentive Plan
(2) Does not include certain perquisites and other personal benefits the value of which did not exceed the lesser of $50,000 or 10% of salary for any Named Executive Officer.
(3) Represents Stock Options granted under the Company's 1986 and 1997 Stock Option Plans.
(4) The amounts included in All Other Compensation in 1997 include contributions by the Company to the 401(k) Plan in the amounts of $11,482, $11,240 and $1,689 for Messrs. Schoenhals, Abbott, Stevenson, respectively, and $10,286 for Ms. Muldoon. Other amounts include life insurance payments.
(5) Messrs. Murphy and Stevenson were hired in December and October 1996, respectively.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan to the Chief Executive Officer and each of the other Named Executive Officers during 1997. No SARs were granted during 1997.

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                       Number of       % of Total                                       Annual Rates of Stock
                      Securities         Options                                          Price Appreciation
                      Underlying       Granted to         Exercise                       for Option Term (3)
                        Options       Employees in         or Base     Expiration       --------------------
Name                  Granted (1)      Fiscal Year        Price (2)       Date           5%             10%
----                  -----------      -----------        ---------       ----          ----           ----
Marvin N. Schoenhals     16,600            21.1%          $18.81         9/25/07        $196,370    $497,640
R. William Abbott         6,800             8.6            18.81         9/25/07          80,441     203,852
Patricia A. Muldoon       5,000             6.4            17.75        10/24/07          55,814     141,445
Joseph M. Murphy          7,700             9.8            18.81         9/25/07          91,087     230,833
Thomas E. Stevenson       7,600             9.7            18.81         9/25/07          89,904     227,835

(1) Options granted are exercisable one year from grant date, vest in 20% per annum increments and expire ten years from the grant date. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company, generally defined as the acquisition of beneficial ownership of 25% or more of the Company's voting securities by any person or group of persons.

(2) In each case, the exercise or base price was equivalent to the fair market value of the Common Stock on the date of grant.

(3) The potential realizable dollar value of a grant consists of the product of: (a) the difference between (i) the product of the per share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end.

               OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUE

         The following table sets forth information concerning the exercise of options and SARs by the Chief Executive Officer and the other Named Executive Officers during the last fiscal year, as well as the value of such options and SARs held by such persons at the end of the fiscal year.

                                                                                           Value of Securities
                                                     Number of Securities                 Underlying Unexercised
                                                    Underlying Unexercised                     In-the Money
                        Shares                  Options/SARs at Fiscal Year End     Options/SARs at Fiscal Year End (2)
                      Acquired on    Value      -------------------------------     -----------------------------------
Name                   Exercise    Realized(1)   Exercisable    Unexercisable         Exercisable       Unexercisable
----                ------------  ------------   -----------    -------------         -----------       -------------
Marvin N. Schoenhals     51,417     $832,804         231,203         42,680           $4,129,436          $295,159
R. William Abbott        34,640      488,925              --         25,360                   --           251,606
Patricia A. Muldoon          --           --          37,500          5,000              663,250            11,250
Joseph M. Murphy             --           --           3,280         20,820               32,800           140,363
Thomas E. Stevenson          --           --           2,340         16,960               24,710           107,886

(1) Based on the closing price per share as reported for the Common Stock on the Nasdaq National Market on the date of exercise less the exercise/base price.

(2) Based on the closing price of $20.00 per share as reported for the Common Stock on the Nasdaq National Market on December 31, 1997 less the exercise/base price. Options and SARs are considered in-the-money if the market value of the underlying securities exceeds their exercise or base prices, respectively.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company had entered into an employment agreement with Mr. Schoenhals for a period of thirty-six months, beginning May 1, 1993. In 1995 the term of this agreement was extended to August 1, 1998 and in April 1997 the term was extended to May 1, 2000. The agreement provides for the employment of Mr. Schoenhals as Chairman, President and Chief Executive Officer at a current base salary of $260,400, as maintained, increased or decreased from time-to-time by the Board. The employment agreement further provides for participation by Mr. Schoenhals in incentive compensation and other employee benefit plans maintained by the Company. In the event of Mr. Schoenhals' involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," he will be paid within 10 days of such termination an amount equal to 2.99 times his annual salary at the rate in effect immediately prior to termination provided that the aggregate amount payable under the agreement may not equal or exceed the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code"), and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that Mr. Schoenhals receives on account of a change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the employment agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by two-thirds vote of the initial directors then in office. The employment agreement also provides for a similar lump sum payment to be made in the event of Mr. Schoenhals' voluntary termination of employment within 30 days of a change in control or one year following a change in control if certain events have occurred, which have not been consented to in writing by Mr. Schoenhals, including (i) Mr. Schoenhals being requested to move his personal residence or perform his principal executive functions more than 35 miles from his current primary office, (ii) a reduction in his compensation and benefits as then in effect, (iii) the assignment of duties and responsibilities to Mr. Schoenhals which are other than those normally associated with his position with the Company and the Bank, (iv) a material decrease in his authority and responsibility, or (v) failing to re-elect him to the Company's or the Bank's Board of Directors. The maximum aggregate payments that would be made to Mr. Schoenhals assuming his termination of employment under the foregoing circumstances at December 31, 1997 would have been approximately $779,000 without regard to the limitations imposed by Section 280G of the Code.

         WSFS also has entered into severance agreements with Messrs. R. William Abbott, Karl L. Johnston and Joseph M. Murphy, which provide for severance benefits of one-times base salary to be paid in lump sums to the executives in the event of termination without cause. The amounts payable to the executives under these agreements if they had been terminated without cause during fiscal year 1997 would have been approximately $141,000, $160,000 and $160,000, respectively. Furthermore, in the event of a change in control that results in the loss of job or a significant change in responsibilities, the agreements of Messrs. Johnston and Murphy provide for the guaranteed payout of two times their base salaries at the time, to the extent the benefits of acceleration of vesting of stock options granted them on their starting with the Company do not equal two times their base salary. In each case this would result in a maximum benefit of $320,000, based on current salaries. An agreement with Mr. Thomas E. Stevenson provides for continuation of his salary (currently $125,000 per year) for a period of 18 months following a change in control leading to the elimination of his position or a significant change in responsibilities.

                 BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

         Thomas P. Preston, a director of the Company, is a partner with the Wilmington, Delaware office of the law firm of Duane, Morris & Heckscher. The law firm represented the Company and its affiliates in certain matters during fiscal year 1997 and expects to continue such representation in fiscal year 1998.

         On January 31, 1997, the Company repurchased 385,409 shares of the Common Stock from Quad-C, Inc. for $11.125 per share for a total consideration of approximately $4.3 million. The price paid by the Company represented a discount in an amount commensurate with the discount expected for the sale of a sizable block of shares to the average of the bid and asked price for the Common Stock on the day as quoted on NASDAQ. Prior to such purchase, Quad-C, Inc. had been the beneficial owner of more than 5% of the Common Stock. In addition, Mr.
R. Ted Weschler, a director of the Company, serves as an executive officer of Quad-C, Inc. and holds a 15% ownership position in Quad-C, Inc.

         Certain directors and executive officers of the Company and their associates were customers of and had transactions with the Company and the Bank in the ordinary course of business during fiscal year 1997. Similar transactions may be expected to take place with the Company and the Bank in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did such loans present other unfavorable features.

                              INDEPENDENT AUDITORS

         The Board of Directors of the Company expects to appoint KPMG Peat Marwick LLP as independent auditors of the Company for the year ended December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who beneficially own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from the Reporting Persons that no annual reports of changes in beneficial ownership were required, the Company believes that during fiscal year 1997 and prior fiscal years all Reporting Persons have complied with these reporting requirements with the exception of the late filing of a Form 3 for Mr. Johnston.

                        ADVANCE NOTICE OF CERTAIN MATTERS
                      TO BE CONDUCTED AT AN ANNUAL MEETING

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than thirty days before the time originally fixed for such meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address as they appear on the records of the Company and number of shares beneficially owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must also be provided.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         It is anticipated that the proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders will be mailed during March of 1999. Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders of WSFS Financial Corporation must be received by November 20, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting and should be addressed to the Secretary at the Company's principal office.

                             ADDITIONAL INFORMATION

         No matters other than those set forth in the Notice of Meeting accompanying this Proxy Statement are expected to be presented to stockholders for action at the Annual Meeting other than matters incident to the conduct of the Annual Meeting. However, if other matters are presented which are proper subject for action by stockholders and which may properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with the determination made by a majority of the Board of Directors upon such matters.

                                  MISCELLANEOUS

         The expenses of the solicitation of the proxies, including the cost of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy materials, solicitation may be made in person or by telephone, telegraph or other modes of electronic communication by the Company or its employees. The Company's directors, management and employees will receive no compensation for their proxy solicitation services other than their regular salaries and overtime, if applicable, but may be reimbursed for out-of-pocket expenses.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         The Company's Annual Report for the fiscal year ended December 31, 1997, including financial statements prepared in conformity with generally accepted accounting principles, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials. A copy of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997 (without exhibits) will be furnished without charge to stockholders as of the Record Date upon written request to: Investor Relations Department, WSFS Financial Corporation, 838 Market Street, Wilmington, Delaware, 19801.

           This Proxy is Solicited on Behalf of the Board of Directors
                           WSFS FINANCIAL CORPORATION
                                    for the
                      1998 Annual Meeting of Stockholders

                                 REVOCABLE PROXY

     The undersigned hereby appoints Marvin N. Schoenhals and R. William Abbott, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on April 23, 1998 at 4:00 p.m., or at any adjournments thereof, as follows:

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           WSFS FINANCIAL CORPORATION

                                 April 23, 1998


              | Please Detach and Mail in the Envelope Provided |


        Please mark your
A / X / votes as in this
        example.

     The Board of Directors recommends a vote FOR all nominees listed below.

                                   WITHHOLD                                          The proxy is revocable and, when properly
                                  AUTHORITY                                          executed will be voted in the manner directed
                               to vote for all                                       hereby by the undersigned. If no directions
                    FOR    nominees listed at right    Nominees:                     are made, this proxy will be voted FOR each
1. Election of      / /             / /                     Thomas P. Preston        of the nominees. The undersigned, by
   Directors                                                Marvin N. Schoenhals     executing and delivering this proxy, revokes
(To withhold authority to vote for any individual           R. Ted Weschler          the authority given with respect to any
nominee write the nominee's name on the line           each for three year terms     earlier dated proxy submitted by the
provided below)                                        expiring 2001.                undersigned.

-------------------------------------------------                                    Unless contrary direction is given, the right
                                                                                     is reserved in the sole discretion of the
                                                                                     Board of Directors to distribute votes among
                                                                                     some or all of the above nominees in a manner
                                                                                     other than equally so as to elect as
                                                                                     directors the maximum possible number of such
                                                                                     nominees.

                                                                                     In their discretion the proxies are
                                                                                     authorized to vote upon such other business
                                                                                     as may properly come before the Annual
                                                                                     Meeting.

                                                                                     The undersigned acknowledges receipt of the
                                                                                     Notice of Annual Meeting of Stockholders and
                                                                                     of a Proxy Statement of WSFS Financial
                                                                                     Corporation.

                                                                                     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                                                                     PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________________________________________________________Date_________________________
Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporation should be signed by a duly authorized officer.